UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into that certain securities purchase agreement (the “Securities Purchase Agreement”) with an institutional accredited investor (the “Investor”) pursuant to which the Company issued the Investor a 13% OID senior secured promissory note with the face amount of $1,316,000 (the “Note”), 50,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as a commitment fee (the “Commitment Shares”), a warrant to purchase up to 150,000 shares of Common Stock (the “First Warrant”) and a second warrant, to purchase up to 152,300 (the “Second Warrant,” and together with the Frist Warrant, the “Warrants). The Company also granted the Investor piggy-back registration rights in the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, until the Note is either converted or fully repaid, the Company is prohibited from effecting or entering into an agreement involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement, other than pursuant to an “at-the-market” agreement with a registered broker-dealer, whereby such registered broker-dealer is acting as principal in the purchase of Common Stock from the Company or an Equity Line of Credit (as defined in the Note).

The Securities Purchase Agreement provides until the Company obtains shareholder approval to satisfy Nasdaq Rule 5635(e), the maximum amount of Common Stock issuable under the Notes and Warrants is limited to no more than 19.99% of the issued and outstanding Common Stock of the Company as of the Closing Date. The Company also agreed to obtain shareholder approval and file a preliminary information statement on Schedule 14C with the SEC within ten calendar days of the Closing Date and file a definitive information statement on Schedule 14C with the SEC with respect to the Shareholder Approval as soon as permissible. The Company also granted the Investor a right of participation for future offerings other than already disclosed in the Company’s reports filed with the SEC or pursuant to Excluded Issuance (as defined in the Securities Purchase Agreement)

The Company and its subsidiaries (collectively, the “Company Group”) also entered into that certain security agreement with the Investor (the “Security Agreement”) pursuant to which the Company Group granted the Investor a security interest in certain property of the Company Group to secure the Company’s obligations under the Note.

In connection with the transaction, the Company and the Investor entered into a registration rights agreement (the “Registration Rights Agreement” and together with the Securities Purchase Agreement, Security Agreement, Notes and Warrants, the “Transaction Documents”) pursuant to which the Company agreed to register the shares of Common Stock underlying the Note and Warrants and the Commitment Shares under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement on Form S-1 (or other appropriate form) under the Securities Act of 1933, as amended. The Company agreed to file the Registration Statement with the U.S. Securities and Exchange Commission (the “SEC”) within ninety (90) calendar days from the date of the Securities Purchase Agreement and to use its best efforts to have the Registration Statement declared effective by the SEC within 120 days from the date of the Securities Purchase Agreement.

The transaction closed on April 1, 2024 (the “Closing Date”).

Note:

The purchase price of the Note was $1,250,200 with an original issue discount of $65,800. The principal amount of the Note bears interest at the rate of 13% per annum (on a 365-day year) and is due on the one-year anniversary date of the issuance date, or April 1, 2025 (the “Maturity Date”). Any outstanding principal amount or interest on the Note that is not paid at maturity will bear interest at the rate of the lesser of (i) sixteen percent (16%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”).

Under the Note, the Company is required to make monthly amortization payments commencing August 1, 2024.

Under the Note, the holder of the Note may at any time and from time to time, subject to beneficial ownership limitations, convert the outstanding principal amount and accrued interest under the Note into shares of Common Stock at a conversion price of $2.50 per share unless the Company fails to make an amortization payment under the Note or upon an Event of Default (as defined under the Note), in which case the conversion price shall be the lower of $2.50 or the market price equal to 85% of the lowest VWAP (volume-weighted average price) on any trading day during the five (5) trading days prior to the respective conversion date. The number of shares issuable upon the conversion of the Note and the conversion price of the Note are subject to any stock dividend, stock split, stock combination, rights offerings, reclassification, or similar transaction.

Warrants:

First Warrant:

The First Warrant issued to the Investor at the Closing is exercisable for up to 150,000 shares of Common Stock for $3.00 per share from the date of issuance until the fifth anniversary of the Closing Date.

Second Warrant:

The Second Warrant was issued to the Investor as a commitment fee. The Second Warrant is exercisable for up to 152,300 shares of Common Stock for $2.25 per share from the date of issuance until the fifth anniversary of the Closing Date; provided, however, that the Second Warrant will be automatically canceled if the Note is fully extinguished (by repayment in cash and/or conversion into Common Stock) on or prior to the Maturity Date.

The holder may exercise the Warrants by a “cashless” exercise if the Market Price is less than the exercise price then in effect and there is no effective registration statement for the resale of the shares. “Market Price” means the highest traded price of the Common Stock during the thirty Trading Days before the date of the respective Exercise Notice.

If at any time the Company grants, issues, or sells any Common Stock, other than in an Excluded Issuance (as defined in the Warrants) for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price in effect immediately before such granting, issuance or sale or deemed granting, issuance or sale, the exercise price of the Warrants then in effect shall be reduced to an amount equal to the New Issuance Price. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants are also subject to adjustment for stock splits, recapitalizations, and other events as described in the Warrants.

The Company received net proceeds of $1,122,682, after deducting offering expenses, including a tail fee payable to Alexander Capital LP.

The Transaction Documents contain customary representations and warranties and agreements and obligations of the parties. The Company will use the net proceeds of the offering for business development and general working capital purposes. The preceding description of the Note, First Warrant, Second Warrant, Securities Purchase Agreement, Security Agreement Rights Agreement, and Registration Rights Agreement purport to be a summary only and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information outlined in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The Company issued the Note, Commitment Shares, and Warrants to the Investor pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of 13% OID Senior Secured Promissory Note.
4.2*	Form of First Warrant.
4.3*	Form of Second Warrant.
10.1*^	Form of Securities Purchase Agreement.
10.2*	Form of Security Agreement.
10.3*	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).
^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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